As filed with the Securities and Exchange Commission on June 2, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BRANDYWINE REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)
Maryland
(State or Other Jurisdiction of Incorporation or Organization)
23-2413352
(I.R.S. Employer Identification No.)
555 East Lancaster Avenue, Suite 100
Radnor, Pennsylvania 19087
(Address of Principal Executive Offices)
19462
(Zip Code)
AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN
(Full Title of the Plan)
Gerard H. Sweeney
President and Chief Executive Officer
555 East Lancaster Avenue, Suite 100
Radnor, Pennsylvania 19087
(Name and Address of Agent for Service)
(610) 325-5600
(Telephone Number, Including Area Code, of Agent for Service)
With a copy to:
Michael H. Friedman, Esq.
Pepper Hamilton llp
3000 Two Logan Square
Philadelphia, Pennsylvania 19103-2799
(215) 981-4000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed maximum
Title of each class of	Amount to be	maximum offering	aggregate	Amount of
securities to be registered	Registered (1)	price per unit (2)	offering price (2)	registration fee (2)
Common Shares of Beneficial Interest, par value $0.01 per share	6,000,000	$10.88	$65,280,000	$4,654.46

(1)	This Form S-8 is registering 6,000,000 common shares of beneficial interest, par value $.01 per share, of Brandywine Realty Trust (the “Common Shares”) that may be issued pursuant to awards made under the Brandywine Realty Trust Amended and Restated 1997 Long-Term Incentive Plan (the “Plan”). Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement covers such additional Common Shares as may be issued to prevent dilution from stock splits, stock dividends, and similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act on the basis of the average of the high and low prices of the common shares of beneficial interest of the Registrant on the New York Stock Exchange on May 25, 2010.

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, the contents of Brandywine Realty Trust’s Registration Statements on Form S-8 (Nos. 333-28427, 333-52957, 333-125311 and 333-142754) (together, the “Prior Registration Statements”) are incorporated by reference herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
All information required to be set forth herein which is not contained herein or in the Exhibits hereto is contained in the Prior Registration Statements.
Item 8. Exhibits.

Exhibit
Number	Description

5.1	Opinion of Pepper Hamilton LLP.

23.1	Consent of PricewaterhouseCoopers LLP relating to financial statements of Brandywine Realty Trust, Brandywine Operating Partnership L.P., and G&I VI Interchange Office, L.L.C.

23.2	Consent of Pepper Hamilton LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (contained in the signature page hereto).

99.1	Amended and Restated 1997 Long-Term Incentive Plan (as amended and restated on June 2, 2010)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on June 2, 2010.

BRANDYWINE REALTY TRUST

By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act, this Registration Statement and Power of Attorney have been signed by the following persons in the capacity and on the dates indicated.
KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below hereby constitutes and appoints Gerard H. Sweeney and Howard M. Sipzner as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title(s)	Date

/s/ Walter D’Alessio Walter D’Alessio	Chairman of the Board of Trustees	June 2, 2010

/s/ Gerard H. Sweeney Gerard H. Sweeney	President, Chief Executive Officer and Trustee (Principal Executive Officer)	June 2, 2010

/s/ Howard M. Sipzner Howard M. Sipzner	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 2, 2010

/s/ Gabriel J. Mainardi Gabriel J. Mainardi	Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 2, 2010

Signature	Title(s)	Date

/s/ D. Pike Aloian D. Pike Aloian	Trustee	June 2, 2010

/s/ Wyche Fowler Wyche Fowler	Trustee	June 2, 2010

/s/ Michael J. Joyce Michael J. Joyce	Trustee	June 2, 2010

/s/ Anthony A. Nichols, Sr. Anthony A. Nichols, Sr.	Trustee	June 2, 2010

/s/ Charles P. Rizzi Charles P. Pizzi	Trustee	June 2, 2010

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Pepper Hamilton LLP.

23.1	Consent of PricewaterhouseCoopers LLP relating to financial statements of Brandywine Realty Trust, Brandywine Operating Partnership L.P., and G&I VI Interchange Office, L.L.C.

23.2	Consent of Pepper Hamilton LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (contained in the signature page hereto).

99.1	Amended and Restated 1997 Long-Term Incentive Plan (as amended and restated on June 2, 2010)